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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-50232) of William Lyon Homes pertaining to the 1991 Stock Option Plan and the William Lyon Homes 2000 Stock Incentive Plan of our report dated February 13, 2001, with respect to the consolidated financial statements of William Lyon Homes included in its Annual Report (Form 10-K) for the year ended December 31, 2000.

                                                   Ernst & Young LLP


Irvine, California
February 28, 2001